SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 29, 2004
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724
(State of other jurisdiction of incorporation)	(Commission Identification Number)	(IRS Employer Identification Number)

1345 ENTERPRISE DRIVE
WEST CHESTER, PA 19380
(Address of principal executive offices and zip code)

(610) 431-9600
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On July 8, 2004, Amkor Technology, Inc. (“Amkor”) announced that it entered into a new $30.0 million senior secured revolving credit facility (the “New Credit Facility”) on June 29, 2004. The New Credit Facility, which is available through June 29, 2007, replaces Amkor’s prior $30 million secured revolving line of credit, which was scheduled to mature on October 31, 2005. The available funds will be used for general corporate purposes. The maximum annual capital expenditures, minimum EBITDA and minimum daily liquidity financial covenants that were conditions of the previous revolving credit facility have been eliminated under the New Credit Facility.

The credit agreement and the related guaranty and pledge and security agreement containing a complete listing of definitions and provisions are included herein as exhibits. The July 8, 2004 press release, which includes a summary of the key terms and provisions of the revolving credit facility, is also included herein as Exhibit 99.1.

Exhibit Index:

10.1	$30,000,000 Credit Agreement, dated as of June 29, 2004, among Amkor Technology, Inc., as borrower, the Lenders and Issuers parties thereto and Citicorp North America, Inc., as agent for the Lenders and the Issuers.

10.2	Guaranty, dated as of June 29, 2004, by Guardian Assets, Inc.

10.3	Pledge and Security Agreement, dated as of June 29, 2004, among Amkor Technology, Inc. and Guardian Assets, Inc., in favor of Citicorp North America, Inc., as agent.

99.1	Text of Press Release dated July 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ KENNETH T. JOYCE
Kenneth T. Joyce
Chief Financial Officer

Dated: July 9, 2004